UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2013

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 8, 2013, XCel Brands, Inc. (the “Company”), IM Brands, LLC, a wholly-owned subsidiary of the Company (“IM Brands”), IM Ready Made LLC and QVC, Inc. (“QVC”) entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Agreement and Consent to Assignment (the “Agreement”) dated as of September 28, 2011, by and among such parties and Isaac Mizrahi. The Amendment was effective as of July 2, 2013.

Pursuant to the Amendment, IM Brands is permitted to enter into agreements to market products through certain direct response television within certain identified geographic regions and with other non-QVC entities as may be approved by QVC. Any such agreements must expire no later than December 31, 2015, unless QVC consents to an extension to any such agreement. In consideration for QVC permitting the Company and IM Brands to enter into such agreements, the Company and IM Brands will pay specified portions of the revenues earned from those agreements to QVC. In addition, pursuant to the Amendment, the parties agreed that the license period of the Agreement shall be renewed automatically on October 1, 2015 for an additional five (5) year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

Date: July 12, 2013